Exhibit 23.2

          CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANT


      We consent to the inclusion in this Registration Statement of Virtgame Corp. on the Pre-Effective Amendment No. 2 to Form SB-2 of our report dated February 27, 2004, appearing in the Annual Report on Form 10-KSB of Virtgame Corp. for the years ended December 31, 2003 and 2002, and to the reference to us under the heading "Experts" in such registration statement.


San Diego, California                           PKF
June 22, 2004                                   Certified Public Accountants
                                                A Professional Corporation